                                                                    EXHIBIT 10.7

                           ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT ("Agreement") is dated as of the 13th day of July, 2000, by and between Channelhealth Incorporated (the "Seller"), a corporation organized and existing under the laws of the State of Delaware and having its principal place of business in South Burlington, Vermont, and IDX Systems Corporation (the "Buyer"), a corporation organized and existing under the laws of the State of Vermont and having its principal place of business in South Burlington, Vermont.

                             W I T N E S S E T H:

WHEREAS, the Buyer formed the Seller as a subsidiary of the Buyer to carry on certain Internet-related businesses previously carried on by the Buyer and known as the "Physician Channel", the "Patient Channel" and the "eCommerce Channel" (collectively the "ChannelHealth Business"); and

WHEREAS, the Buyer contributed assets related to the ChannelHealth Business to the Seller and the Buyer and the Seller entered into a Cross License and Software Maintenance Agreement and a Marketing, Development and Services Agreement, both dated January 1, 2000, governing the licensing of intellectual property rights related to the ChannelHealth Business and the marketing and distribution of the ChannelHealth Business services; and

WHEREAS, the Seller and the Buyer have agreed that it is in the best interests of both corporations for the Seller to convey the "eCommerce Channel" and certain components of the "Patient Channel" businesses back to the Buyer; and

WHEREAS, the Seller has agreed to sell certain assets and assign certain intellectual property rights, contract rights and obligations and certain liabilities related to the "eCommerce Channel" and certain components of the "Patient Channel" businesses (the "Discontinued Businesses") to the Buyer, and the Buyer has agreed to purchase such assets and assume such contract rights and obligations and such liabilities pursuant to the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, and provisions hereinafter set forth, the Seller and the Buyer hereby agree as follows:

                                   ARTICLE I
                             Assets to Be Conveyed

At the Closing (as hereinafter defined), the Seller shall assign, sell, convey, transfer, and deliver to the Buyer, by good and sufficient instruments, as listed on Exhibit D and in forms acceptable to Buyer and Seller, and the Buyer shall purchase from the Seller the following tangible and intangible assets (the "Assets"):

Section 1.1 Personal Property. All tangible personal property used in the operation of the Discontinued Businesses, including, without limitation, all personal property listed on Exhibit A attached hereto and incorporated herein.

Section 1.2    Intangible Assets.

     1.2(a) Contract Rights. The Seller's right, title, and interest in and to
(a) all contracts, contract rights, contract proposals, and open accounts related exclusively to the Discontinued Businesses and to which the Seller is a party and which are in effect on the Closing Date (as hereinafter defined), including, without limitation, the contracts identified as "Transferred Contracts" on Exhibit B attached hereto and incorporated herein, and all documents, and records pertaining to such contracts; and (b) all contract rights and obligations related to the Discontinued Businesses arising in contracts related to both the Discontinued Businesses and other portions of the ChannelHealth Businesses and which are in effect on the Closing Date, including without limitation, contract rights and obligations related to the Discontinued Businesses in the contracts identified as "Divided Contracts" on Exhibit B. The "Transferred Contracts" and the "Divided Contracts" are sometimes hereafter referred to as the "Contracts."

     1.2(b) Intellectual Property Rights. At the Closing Seller shall transfer and assign to Buyer all of its copyrights in and to the products known as DietSite, eCommerce Channel and the Virtual Office component of Patient Channel (specifically excluding Health Resources, MyHealth, the WebWorks Task Engine, the Task Engine Database, and "secure messaging") and any patents with claims directed wholely or in part to inventions embodied in, or necessary to implement or practice any portion of the products known as DietSite, eCommerce Channel and the Virtual Office component of Patient Channel (specifically excluding Health Resources, MyHealth, the WebWorks Task Engine, the Task Engine Database, and "secure messaging"). Seller shall execute an assignment to effectuate and confirm such assignment.

Section 1.3 Tradename; Domain Name; Goodwill. All goodwill connected in any way with the Discontinued Businesses together with Seller's right, title and interest to the trademarks and domain names "PATIENT CHANNEL", "www.patientchannel.com" "VIRTUAL OFFICE", "MYHEALTH", "ECOMMERCE CHANNEL", "www.ecommercechannel.com", "DIETSITE", "www.dietsite.com" and the DIETSITE logo, and any related registrations or pending registration applications.

Section 1.4 Cash. All of the Seller's cash and cash equivalents in excess of its Accrued Liabilities as of the Closing Date. "Accrued Liabilities" shall mean the Seller's accounts payable, other current liabilities and accrued liabilities.

Section 1.5 Excluded Assets. The Assets do not include any other assets of the Seller.

                                  ARTICLE II
                             Transferred Employees

     The Buyer agrees to offer employment to each of the employees identified on Exhibit E (the "Hired Employees") for the same or greater rate of compensation as that at which they were employed by the Seller immediately prior to the Closing Date and shall continue the employee benefits of the Hired Employees without interruption.

                                  ARTICLE III
                                Purchase Price

Section 3.1 Purchase Price. The purchase price to be paid by the Buyer to the Seller for the Assets shall be equal to the sum of Twenty-Five Million Dollars ($25,000,000) (the "Purchase Price"), which shall be allocated as mutually agreed by the parties at Closing.

Section 3.2 Payment of Purchase Price. The Purchase Price shall be paid by cancellation of 2,771,009 shares of the Seller's Common Stock held by the Buyer. Such number of shares representing a value of $25 million based on the aggregate value of the consideration as of the close of trading on July 7, 2000, to be received by Seller's shareholders pursuant to that certain Agreement and Plan of Merger by and among Allscripts Holding, Inc., Allscripts, Inc., Bursar Acquistion, Inc., Bursar Acquisition No. 2, Inc., IDX Systems Corporation, and Channelhealth Incorporated.

                                  ARTICLE IV
                                  Liabilities

The Seller hereby assigns and the Buyer assumes responsibility for, and, in accordance with Article IX, the Buyer shall indemnify and hold the Seller, its officers, directors, agents, employees, affiliates, subsidiaries, predecessors, successors and assigns harmless from and against, the liabilities of the Seller identified on Exhibit C (the "Liabilities").

                                   ARTICLE V
                        Representations and Warranties

Section 5.1 Representations and Warranties of the Seller. The Seller represents, warrants, and agrees with and to the Buyer, as of the date hereof and shall represent, warrant and agree with the Buyer as of the Closing Date, as follows:

(a) Organization and Qualification. The Seller is a corporation duly organized, and validly existing in good standing under the laws of the State of Delaware and has all necessary corporate power, authority, and capacity to own its assets and to carry on the ChannelHealth Business as currently conducted.

(b) Due Authorization. The Seller has taken all necessary corporate action and has full corporate power and authority to assume and to perform its obligations and to transfer the Assets under the terms of this Agreement.

(c) Title to Assets. The Seller has title to all of the Assets as good and marketable as the title Buyer conveyed to Seller upon contribution of the Assets, and the Assets are free and clear of all claims, liens, pledges, and encumbrances, if any, created since contribution of the Assets to the Seller by the Buyer.

(d) Condition of Assets. The Seller's tangible assets to be conveyed pursuant to this Agreement are sold "AS IS."

(e) Contracts. The Seller has performed all of its material obligations and is not in default in any material respect under any of the Contracts. The Contracts are in full force and effect and are enforceable by the Seller in accordance with their terms, subject to no defenses or offsets.

(f) Compliance with Other Instruments. Except as set forth on Schedule 5.1(f), the execution, delivery, and performance of this Agreement by the Seller does not conflict with, result in a breach of the terms or conditions of, accelerate any provision of, or constitute any default under the Seller's Certificate of Incorporation or Bylaws, or any contract, agreement, lease, or other instrument to which the Seller is a party or by which the Seller is bound, except where such conflict, breach, acceleration, or default would not cause a material adverse effect on the Seller's business or financial condition or ability to perform its obligations under this Agreement.

(l) Survival. The representations, warranties, and agreements of the Seller contained herein shall be true on and as of the Closing Date, but they shall not survive the Closing.

Section 5.2 Representations and Warranties of the Buyer. The Buyer represents, warrants, and agrees with and to the Seller, as of the date hereof, as follows:

(a) Organization and Qualification. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Vermont.

(b) Due Authorization. The Buyer has taken, or will have taken as of the Closing Date, all necessary corporate action and has full power and authority to assume and to perform its obligations under this Agreement.

(c) Binding Obligation. This Agreement constitutes a valid and binding obligation of the Buyer enforceable in accordance with its terms.

(d) Compliance with Other Instruments. The execution, delivery, and performance of this Agreement by the Buyer does not, and on the Closing Date will not, conflict with, result in a breach of the terms or conditions of, accelerate any provision of, or constitute any default under the Buyer's Articles of Incorporation or Bylaws, or any contract, agreement, lease or other instrument to which the Buyer is a party or by which the Buyer is bound, except where such conflict, breach, acceleration, or default would not cause a material adverse effect on the Buyer's business or financial condition or ability to perform its obligations under this Agreement.

(e) Survival. The representations, warranties and agreements of the Buyer contained herein shall be true on and as of the Closing Date, but they shall not survive the Closing.

                                  ARTICLE VI
                  Conditions Precedent to Buyer's Obligations

The obligation of the Buyer to purchase the Assets is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

Section 6.1 Representations and Warranties True. Each of the representations and warranties of the Seller contained in Section 5.1 shall be true and correct when made and as of the Closing Date.

Section 6.2 Board Approval. The Buyer shall have obtained approval of the transactions contemplated by this Agreement by its Board of Directors.

                                  ARTICLE VII
                 Conditions Precedent to Seller's Obligations

The obligation of the Seller to sell the Assets is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

Section 7.1 Representations and Warranties True. Each of the representations and warranties of the Buyer contained in Section 5.2 shall be true and correct when made and as of the Closing Date.

Section 7.2 Board Approval. The Seller shall have obtained approval of the transactions contemplated by this Agreement by its Board of Directors.

Section 7.3 Shareholder Approval. The Seller shall have obtained approval of the transactions contemplated by this Agreement by its shareholders.

                                 ARTICLE VIII
                                    Closing

Section 8.1 Closing Date. The closing of the transactions contemplated by this Agreement ("Closing") shall take place on or before the Closing Date of that certain Agreement and Plan of Merger by and among Allscripts Holding, Inc., Allscripts, Inc., Bursar Acquistion, Inc., Bursar Acquisition No. 2, Inc., IDX Systems Corporation, and Channelhealth Incorporated, of even date herewith (the "Closing Date") at such time and in such place as the Seller and the Buyer may mutually agree upon.

Section 8.2 Documents to be Delivered by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Buyer the following:

(a) A copy of the resolutions of the Seller's Board of Directors and minutes of the meeting of Seller's shareholders, certified by the Secretary of the Seller, authorizing the Seller's execution of this Agreement and performance of its obligations under this Agreement.

(b) A bill of sale in the form of that attached hereto, and other instruments of assignment, transfer, and conveyance, for all of the Assets to be conveyed by Seller to Buyer under Article I of this Agreement, executed by a duly authorized agent of the Seller and conveying title to the Assets listed on Exhibit A.

(c) An assignment of the Contracts and Waiver of any rights under the Divided Contracts.

(d)  An Assignment of the trademarks and domain names listed in Section 1.3.

(e)  An assignment or assignments of the copyrights and patent rights listed in
Section 1.2(b).

Section 8.3 Documents to be Delivered by the Buyer. At the Closing, the Buyer shall deliver or cause to be delivered to the Seller the following:

(a) A copy of the resolutions of the Buyer's Board of Directors, certified by the Secretary of the Buyer, authorizing the Buyer's execution of this Agreement and performance of its obligations under this Agreement.

(b)  The Purchase Price.

(c)  An assumption of the Contracts and Liabilities.

                                  ARTICLE IX
                                Indemnification

     The Buyer shall indemnify, defend and hold harmless the Seller, its officers, directors, employees, successors and assigns from, against and in respect of any and all claims, liabilities, damages and all related expenses (including without limitation, reasonable attorney's fees, court costs and expert witness fees), whether fixed or contingent, liquidated or unliquidated, known or unknown to the Buyer, related to the Liabilities.

                                   ARTICLE X
                           Termination and Amendment

Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing by:

(a)  mutual consent of the Seller and Buyer;

(b) the Buyer upon failure of a condition precedent to the obligations of Buyer set forth in Article VI; or

(c) the Seller upon failure of a condition precedent to the obligations of Seller set forth in Article VII.

Section 10.2 Effect of Termination. In the event of any permitted termination of this Agreement, this Agreement shall thereafter be void, and no party hereto will have any liability to any other party.

Section 10.3 Amendment. This Agreement may be amended by an instrument in writing signed on behalf of each of the parties hereto.

Section 10.4 Extension. At any time prior to the Closing, the parties hereto may by written instrument:

(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto;

(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; or

(c) waive compliance with any of the agreements or satisfaction of any of the conditions contained herein.

                                  ARTICLE XI
                                 Miscellaneous

Section 11.1 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont.

Section 11.2 Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective legal representatives, successors, and assigns.

Section 11.3 Entire Agreement. This Agreement, including the Exhibits hereto, contains the entire agreement of the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements, writings and negotiations with respect thereto.

Section 11.4 Brokers. Each party represents and warrants to the other that, to the knowledge of the party making the representation, no broker or agent is entitled to any brokerage fee or commission with respect to the transactions contemplated by this Agreement.

Section 11.5 Notices. All notices, requests, waivers, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if hand delivered, mailed, first class postage prepaid, return receipt requested, or sent by facsimile:

(a)  If to the Seller, to:

               Jeffrey J. McMahan
               Channelhealth Incorporated
               25 Green Mountain Drive
               P.O. Box 8370
               Burlington, VT 05402-8370
               Facsimile:  802-865-1197

(b)  If to the Buyer, to:

               Robert W. Baker, Jr.
               IDX Systems Corporation
               1400 Shelburne Road
               P.O. Box 1070
               South Burlington, Vermont 05402-1070
               Facsimile:  802-862-6351

Section 11.6 Headings. The headings in this Agreement are for convenience and identification purposes only and are not to be considered in the interpretation of any part hereof.

Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute together one and the same instrument.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

                                       SELLER:

                                       CHANNELHEALTH INCORPORATED


                                       By:
                                          -------------------------------
                                          Its Duly Authorized Agent


                                       BUYER:

                                       IDX SYSTEMS CORPORATION

                                       By:
                                          -------------------------------
                                          Its Duly Authorized Agent

                                   Exhibits

Exhibit A      Tangible Assets

Exhibit B      Intangible Assets

Exhibit C      Assumed Liabilities

Exhibit D      Conveyance Instruments

Exhibit E      Hired Employees